POWER OF ATTORNEY

     The undersigned, Joseph Israel, hereby grants to Brice Tarzwell and
Matt Vaughn, and to each of them (herein, "Attorneys-in-Fact"), the power to execute and file, for and on behalf of the undersigned, Forms 3, 4 and 5 with the Securities and Exchange Commission regarding the equity securities of Par
Petroleum Corporation. This power shall be deemed to be coupled with an interest and shall be effective so long as the undersigned and either Attorney-in-Fact shall remain employed by Par Petroleum Corporation.

Dated   03/13/2015
      ---------------

                                            By:   /s/ Joseph Israel
                                                -------------------------------

                                            Name: Joseph Israel
                                                  -----------------------------